Exhibit 10.4

BUSINESS SUPPORT SERVICES SUBCONTRACT

This Business Support Services Subcontract (the “Agreement”) dated April 9, 2021, is between Pasithea Clinics Corp., a Delaware corporation (the “Service Company”) and The IV Doc Inc., a Delaware corporation (the “Subcontractor”). The Service Company and the Subcontractor are collectively referred to herein as the “Parties.”

RECITALS

A. The Service Company intends to provide non-professional administrative, back office and business support services to one or more professional medical practices in the State of New York (collectively, the “Professional Companies”) pursuant to a Business Support Services Agreement (the “BSSA”);

B. Subcontractor owns certain assets, operates a practice systems infrastructure and is in the business of providing certain consulting, administrative, back office and other business support services to medical practices like the Professional Companies; and

C. The Service Company desires to engage the Subcontractor to provide and arrange for certain non-clinical administrative, back office and other business support services with respect to the Professional Companies.

AGREEMENT

The Parties hereby agree as follows:

Article I
ENGAGEMENT AND AUTHORITY

1.1 Engagement of the Subcontractor. On the terms and subject to the conditions contained in this Agreement, the Service Company hereby engages the Subcontractor, and the Subcontractor hereby accepts engagement by the Service Company, to provide and/or to arrange for the provision of the Subcontract Services.

1.2 Relationship of Parties. In performing their respective duties and obligations under this Agreement, the Parties are independent contractors, and as such they will remain professionally and economically independent of each other. The Parties will not be deemed to be joint venturers, partners or employees of each other.

1.3 Conduct of Professional Practice. The Professional Companies will solely and exclusively control the provision of professional clinical services (collectively, the “Professional Services”), and the Subcontractor will neither have nor exercise any control or discretion over the methods by which the Professional Companies’ professional clinical staff (collectively, the “Clinical Professionals”) render Professional Services. Nothing in this Agreement will be construed to alter or otherwise affect the legal, ethical or professional relationships between and among the Professional Companies, the Clinical Professionals and their patients, nor does anything in this Agreement abrogate any right, privilege or obligation arising from or related to the physician-patient relationship.

Article II
SUBCONTRACT SERVICES

2.1 General Authority.

(a) On the terms and subject to the conditions and limitations set forth in this Agreement, the Subcontractor will provide or arrange for the provision of the services to the Professional Companies set forth on Exhibit A (the “Subcontract Services”). The foregoing notwithstanding, the Subcontractor will not provide any service set forth in Section 2.2 or that constitutes the clinical practice of medicine or the provision of professional medical services in violation of applicable Law.

(b) The Subcontractor will provide, or cause to be provided, the Subcontract Services in a business-like manner and in compliance with (i) all applicable Laws, (ii) all Orders by which the Parties are bound or to which the Parties are subject, (iii) the standards, rules and regulations of the United States Department of Health and Human Services and any other federal, state or local government agency or Third-Party Payor exercising authority with respect to, accrediting, or providing reimbursement for, the Service Company or the Professional Companies, and (iv) the standards, rules and regulations of any accreditation agencies who accredit the Professional Companies’ operations and/or facilities.

2.2 Services the Subcontractor Will Not Provide. Notwithstanding anything to the contrary herein, the Subcontractor will not provide any of the following services:

(a) assigning or designating specific clinical providers to treat specific patients,

(b) serving as the party top whom professional bills or charges are made payable;

(c) hiring or firing the Clinical Professionals,

(d) final determination of the Professional Companies’ schedule of charges or fees,

(e) serving as an Independent Practice Association as such term is defined under 10 NYCRR Section 98-1.2(w);

(f) assuming responsibility for the care of patients, or

(g) engaging in any other activity that constitutes the practice of medicine or that would require the Subcontractor or its equityholders to have professional licensure under applicable state licensure Laws regarding the practice of medicine or, if applicable, that would cause the Subcontractor to be subject to licensure under the health facility licensure laws of the States, including Article 28 of the New York Public Health Law.

2.3 No Referrals. None of the Subcontract Services obligate the Subcontractor to generate patient flow or business for the Service Company or the Professional Companies in violation of applicable Law. The Parties do not intend to compensate the Subcontractor for generating patients for the Service Company or the Professional Companies; rather the Service Company hereby engages the Subcontractor to provide certain non-clinical administrative, back office and business support services for the Service Company and the Professional Companies’ businesses to enable the Professional Companies and the Clinical Professionals to focus on delivering top-quality patient care.

Article III
COMPENSATION OF THE SUBCONTRACTOR

3.1 Subcontract Fees. Upon the terms and subject to the conditions contained in this Agreement, the Service Company will pay the Subcontractor the fees set forth in Exhibit B (collectively, the “Subcontract Fees”) during the Term in consideration of the Subcontract Services rendered by the Subcontractor pursuant to this Agreement.

(a) The Parties have determined the Subcontract Fees to be equal to the fair market value of the Subcontract Services, without consideration of the proximity of the Service Company or any of its Affiliates to any referral sources or the volume or value of any referrals from the Subcontractor or any of its Affiliates to the Service Company or any of its Affiliates or from the Service Company or any of its Affiliates to the Subcontractor or any of its Affiliates. The Subcontract Fees represent fair value for the Subcontract Services, are commensurate with the Subcontract Services to be provided, and do not constitute an illegal fee-splitting or impermissible profit-sharing arrangement in violation of applicable Law.

(b) Payment of the Subcontract Fees and any other amounts payable to the Subcontractor under this Agreement are not conditioned upon a requirement that the Service Company or any of its Affiliates make referrals to, be in a position to make or influence referrals to, or otherwise generate business for the Subcontractor or any of its Affiliates or a requirement that the Subcontractor or any of its Affiliates make referrals to, be in a position to make or influence referrals to, or otherwise generate business for the Service Company or any of its Affiliates. The Subcontract Fees do not include any discount, rebate, kickback, or other reduction in charge.

(c) The Subcontract Fees may not be changed except by written agreement of the Parties.

3.2 Expense Reimbursement. In addition to the Subcontract Fees, the Service Company will reimburse the Subcontractor for all reasonable expenses (including travel, meals and lodging expenses) incurred by the Subcontractor in connection with the provision of the Subcontract Services; provided that such expenses are otherwise commercially reasonable and necessary.

3.3 Failure to Pay. The Service Company’s failure to pay any portion of the Subcontract Fees or reimbursable expenses under this Agreement when due will be a material breach of this Agreement by the Service Company.

Article IV
TERM AND TERMINATION

4.1 Initial Term; Automatic Renewals. The initial term of this Agreement commences on the date of execution of the BSSA (the “Effective Date”) and ends on the fifteenth (15th) anniversary of the Effective Date, subject to earlier termination in accordance with Section 4.2 (the “Initial Term” and, together with all Renewal Terms, the “Term”). After the Initial Term, this Agreement will automatically renew for successive five-year terms (each a “Renewal Term”) unless (i) either Party delivers written notice to the other Party of its intent not to renew this Agreement at least 180 calendar days before the end of the Term or (ii) this Agreement is otherwise terminated in accordance with Section 4.2.

4.2 Termination. This Agreement may be terminated during the Term:

(a) by mutual agreement of the Parties;

(b) by the Service Company immediately and without notice upon termination of the BSSA;

(c) by the Service Company immediately upon written notice if (i) the Subcontractor breaches this Agreement and fails to cure such breach within 45 days after receiving written notice from the Service Company describing in reasonable detail the nature of the breach, and such breach is material and has a materially adverse impact on the Service Company or (ii) the Subcontractor admits in writing its inability to pay its debts generally when due, applies for or consents to the appointment of a trustee, receiver or liquidator of all or substantially all of its assets, files a petition in voluntary bankruptcy or makes an assignment for the benefit of creditors, or otherwise, voluntarily or involuntarily, takes or suffers action taken under any applicable Law for the benefit of debtors, except for the filing of a petition in involuntary bankruptcy against the Subcontractor which is dismissed within 60 days thereafter; or

(d) by the Subcontractor immediately upon written notice if (i) the Service Company breaches this Agreement and fails to cure such breach within 45 days after receiving written notice from the Subcontractor describing in reasonable detail the nature of the breach, and such breach is material and has a materially adverse impact on the Subcontractor or (ii) the Service Company admits in writing its inability to pay its debts generally when due, applies for or consents to the appointment of a trustee, receiver or liquidator of all or substantially all of its assets, files a petition in voluntary bankruptcy or makes an assignment for the benefit of creditors, or otherwise, voluntarily or involuntarily, takes or suffers action taken under any applicable Law for the benefit of debtors, except for the filing of a petition in involuntary bankruptcy against the Service Company which is dismissed within 60 days thereafter.

4.3 Effect of Expiration or Termination.

(a) After the expiration or termination of this Agreement, to effect an orderly wind up of the contractual relationship between the Parties:

(i) If the Service Company terminates this Agreement pursuant to Section 4.2(b) or (c) or the Subcontractor terminates this Agreement in breach of this Agreement, then, in addition to any other remedy available to the Service Company hereunder or under applicable law, the Subcontractor shall pay the Service Company liquidated damages (“Liquidated Damages”), which shall be calculated as the Subcontract Fees payable to the Service Company in the twelve (12) month period immediately preceding such termination, multiplied by seven (7).

(ii) until the end of the sixth full calendar month after the expiration or termination of this Agreement, the Parties will cooperate in good faith to ensure the appropriate billing and collections for goods and services rendered by the Clinical Professionals before the expiration or termination of this Agreement, with all such billings and collections and the use of proceeds therefrom to be processed and maintained by the Service Company,

(iii) the Subcontractor will retain and provide the Service Company with full and unrestricted access to its books and records (including work papers in the possession of its accountants) with respect to all transactions and the Subcontractor’s financial condition, assets, liabilities, operations and cash flows during the Term.

Article V
INDEMNIFICATION

5.1 Indemnification. The Subcontractor will indemnify, defend and hold harmless the Service Company, its Affiliates and their respective directors, limited liability company managers, managing partners, officers, equityholders, employees, contractors, agents, successors and permitted assigns (collectively, the “Service Company Indemnified Parties”) from and against all losses, liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, damages, costs and expenses (including reasonable attorneys’, accountants’, investigators’ and experts’ fees and expenses) incurred in connection with the defense or investigation of any claim (“Damages”) sustained or incurred by any Service Company Indemnified Party arising from or related to illegal activity, intentional misconduct, negligence or breach of this Agreement by the Subcontractor or any of its employees or contractors and its directors, limited liability company managers, managing partners, officers, equityholders, employees, contractors, agents, representatives, successors and permitted assigns (the “Subcontractor Indemnified Parties”). Provided further, that the Service Company will indemnify, defend and hold harmless the Subcontractor Indemnified Parties from and against all Damages sustained or incurred by the Subcontractor Indemnified Parties arising from or related to illegal activity, intentional misconduct, negligence or breach of this Agreement by the Service Company Indemnified Parties.

5.2 Cooperation and Settlement. The Service Company and the Subcontractor will coordinate the defense and settlement of actions in which they are named. To the extent consistent with insurance policies, the Service Company will not settle an action in which both are named, unless the Subcontractor agrees to the terms and conditions of the settlement.

5.3 Advancement of Expenses. During the pendency of any suit, action or proceeding with respect to which the Subcontractor or the Service Company is entitled to indemnification under this Article V, the indemnifying Party will pay or reimburse the indemnified Party for reasonable defense expenses incurred in advance of final disposition of such suit, action or proceeding. If the Party claiming Damages ultimately is not entitled to indemnification under this Article V, then such Party will promptly repay to the other Party the full amount of all such expenses paid or reimbursed.

5.4 Other Remedies. The provisions of this Article V are in addition to, and not in derogation of, any statutory, equitable or common law remedies that the Subcontractor and the Service Company may have with respect to this Agreement or the subject matter of this Agreement.

5.5 Survival. The indemnification obligations under this Article V will survive the termination or expiration of this Agreement.

Article VI
DEFINITIONS

For purposes of this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to a particular Person, (i) any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, (ii) any of such Person’s spouse, siblings (by law or marriage), ancestors and descendants and (iii) any trust for the primary benefit of such Person or any of the foregoing. The term “control” means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities or equity interests, by contract or otherwise.

“Business Day” means a day that is not a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York.

“Law” means any federal, state, local, municipal, foreign, international, multinational or other constitution, statute, law, rule, regulation, ordinance, code, principle of common law or treaty.

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any government authority or arbitrator.

“Person” means any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not legal entities, or any government entity, agency or political subdivision.

Article VII

PROTECTED HEALTH INFORMATION AND OTHER PROPRIETARY INFORMATION

7.1 Business Associate Provisions. The Subcontractor acknowledges and agrees that: the Service Company is a “business associate” (as defined in the Administrative Simplification section of the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191, and its implementing regulations (45 C.F.R. parts 160-164) (collectively “HIPAA”); and the Subcontractor is a “business associate” (as defined under HIPAA) of the Service Company when the Subcontractor provides services to the Service Company involving “protected health information” (as defined under HIPAA) pursuant to this Agreement. The Subcontractor agrees to perform all services involving protected health information in accordance with the Business Associate Provisions set forth on Exhibit C.

7.2 Confidentiality.

(a)   In the course of receiving the Subcontract Services, the Subcontractor will have access to the most sensitive and valuable trade secrets, proprietary information and other confidential information, including management reports, marketing studies, marketing plans, business plans, financial statements, feasibility studies, financial, accounting and statistical data, price and cost information, customer lists, contracts, policies and procedures, internal memoranda, reports and other materials or records of a proprietary or confidential nature (collectively, “Confidential Information”) of the Service Company, which constitute valuable business assets of the Service Company and its Affiliates, and the use, application or disclosure of such Confidential Information will cause substantial and possibly irreparable damage to the business and asset value of the Service Company. “Confidential Information” does not include (A) any information that has been made generally available to the public (other than through the Subcontractor’s breach of this Agreement or, to the Subcontractor’s knowledge, by a third-party’s breach of a confidentiality covenant), (B) any information that was made available to the Subcontractor on a non-confidential basis prior to its disclosure to the Subcontractor by the Service Company, (C) becomes available to the Subcontractor on a non-confidential basis from a third party (other than by, to the Subcontractor’s knowledge, a third-party’s breach of a confidentiality covenant) or (D) was independently developed by the Subcontractor without reference to or use of the Confidential Information. As an inducement for the Service Company to enter into this Agreement and to protect the Confidential Information and other business interests of the Service Company, the Subcontractor agrees to be bound by the restrictive covenants contained in this Article VII.

(b) The Subcontractor will keep confidential and not disclose to any other Person or use for its own benefit or the benefit of any other Person the terms of this Agreement and all Confidential Information; provided that the Subcontractor may disclose the terms of this Agreement and Confidential Information (i) to the Subcontractor’s attorneys, accountants and other advisors who are advising them with respect to this Agreement, but only for legitimate business purposes related to the negotiation and performance of this Agreement and with a covenant from those Persons to keep such information confidential in accordance with this Section 7.2(a) and (ii) to the extent that disclosure is required by applicable Law or Order; provided that as soon as reasonably practicable before such disclosure, the Subcontractor gives the Service Company prompt written notice of such disclosure to enable the Service Company to seek a protective order or otherwise preserve the confidentiality of such information.

(c) Promptly after the expiration or termination of this Agreement, Subcontractor will either return to the Service Company or destroy, delete or erase (with written certification of such destruction, deletion or erasure provided to the Service Company by the Subcontractor) all written, electronic or other tangible forms of Confidential Information. After the expiration or termination of this Agreement, the Subcontractor will not, and will cause its Affiliates, directors, limited liability company managers, managing partners, officers, equityholders, employees, agents, successors and permitted assigns not to, retain any copies, summaries, analyses, compilations, reports, extracts or other materials containing or derived from any Confidential Information, except to the extent required by applicable Law. Such return, destruction, deletion or erasure notwithstanding, all oral Confidential Information and the information embodied in all written Confidential Information will continue to be held confidential pursuant to the terms of this Section 7.2.

Article VIII
GENERAL PROVISIONS

8.1 Practice of Medicine. Nothing in this Agreement will be interpreted as prohibiting the Professional Companies or any Clinical Professional from (a) obtaining or maintaining membership on the medical staff of any hospital or health care provider, (b) obtaining or maintaining clinical privileges at any hospital or health care provider or (c) referring patients to any hospital or health care provider.

8.2 Force Majeure. Neither Party will be liable for any failure or inability to perform, or delay in performing, such Party’s obligations under this Agreement if such failure, inability or delay arises from an extraordinary cause beyond the reasonable control of the non-performing Party; provided that such Party diligently and in good faith attempts to cure such non-performance as promptly as practicable.

8.3 Notices. All notices and other communications required or permitted under this Agreement (a) must be in writing, (b) will be duly given (i) when delivered personally to the recipient or sent to the recipient by facsimile (with delivery confirmation retained) or (ii) one Business Day after being sent to the recipient by nationally recognized overnight private carrier (charges prepaid) and (c) addressed as follows (as applicable):

If to the Professional Companies:	If to the Service Company:

Attn: Manager	Attn: Manager

With a copy (which shall not constitute notice) to:	With a copy (which shall not constitute notice) to:

Attn: Manager	Attn: Manager

or to such other respective address as each Party may designate by notice given in accordance with this Section 8.3.

8.4 Entire Agreement. This Agreement constitutes the complete agreement and understanding among the Parties regarding the subject matter of this Agreement and supersedes any prior understandings, agreements or representations regarding the subject matter of this Agreement.

8.5 Amendments. The Parties may amend this Agreement only pursuant to a written agreement executed by the Parties.

8.6 Non-Waiver. The Parties’ respective rights and remedies under this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver will be effective unless it is in writing and signed by an authorized representative of the waiving Party. No waiver given will be applicable except in the specific instance for which it was given. No notice to or demand on a Party will constitute a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

8.7 Assignment. The Subcontractor may not assign this Agreement or any rights under this Agreement, or delegate any duties under this Agreement, without the Service Company’s prior written consent. The Service Company may freely assign this Agreement or any rights under this Agreement, or delegate any duties under this Agreement without the Subcontractor’s consent.

8.8 Binding Effect; Benefit. This Agreement will inure to the benefit of and bind the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, may be construed to give any Person other than the Parties and their respective successors and permitted assigns any right, remedy, claim, obligation or liability arising from or related to this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.

8.9 Severability. If any court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.10 Changes in Law. If any change in applicable Law occurs that does or is reasonably likely to affect adversely the manner in which any Party may perform or be compensated for its services under this Agreement or render this Agreement unlawful or illegal, then the Parties will cooperate in good faith with advice from knowledgeable legal counsel to amend this Agreement as necessary to comply with such change in applicable Law while preserving as closely as possible the economic arrangements and other terms of this Agreement in effect before such change in applicable Law.

8.11 References. The headings of Sections are provided for convenience only and will not affect the construction or interpretation of this Agreement. Unless otherwise provided, references to “Section(s)” and “Exhibit(s)” refer to the corresponding section(s) and exhibit(s) of this Agreement. Each Exhibit is hereby incorporated into this Agreement by reference. Reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time. Reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified from time to time through such date.

8.12 Construction. Each Party participated in the negotiation and drafting of this Agreement, assisted by such legal and tax counsel as it desired, and contributed to its revisions. Any ambiguities with respect to any provision of this Agreement will be construed fairly as to all Parties and not in favor of or against any Party. All pronouns and any variation thereof will be construed to refer to such gender and number as the identity of the subject may require. The terms “include” and “including” indicate examples of a predicate word or clause and not a limitation on that word or clause.

8.13 Governing Law. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

8.14 Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH ANY MATTER RELATING TO THIS AGREEMENT.

8.15 Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which will constitute an original and all of which, when taken together, will constitute one and the same agreement. The Parties may deliver executed signature pages to this Agreement by facsimile or e-mail transmission. No Party may raise as a defense to the formation or enforceability of this Agreement (and each Party forever waives any such defense) any argument based on either (a) the use of a facsimile or email transmission to deliver a signature or (b) the fact that any signature was signed and subsequently transmitted by facsimile or email transmission.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

The Parties execute this Agreement as of the date first written above.

THE SERVICE COMPANY:	Pasithea Clinics Corp.

	By:	/s/ Dr. Tiago Reis Marques
Dr. Tiago Reis Marques

THE SUBCONTRACTOR:	The IV Doc Inc.

	By:	/s/ Dr. Adam Nadelson
Dr. Adam Nadelson

SIGNATURE PAGE TO BUSINESS SUPPORT SERVICES SUBCONTRACT

EXHIBIT A

SUBCONTRACT SERVICES

The Subcontractor will, either directly or through one or more subcontractors, provide the following Subcontract Services:

1. The System Support Services set forth in Section 2.5 of the BSSA.

2. All administrative personnel reasonably necessary to manage the business and administrative aspects of the Professional Companies and manage, in consultation with the Professional Companies, all decisions regarding work assignments, scheduling, hiring, firing and disciplining of administrative personnel and determinations of compensation levels and other terms of employment or engagement for all administrative personnel (including determinations of salaries, wages, bonuses, fringe benefits, retirement benefits and health, disability and workers’ compensation insurance).

3. The following information Support Services:

(a) management, maintenance and administration of hardware/software programs, databases and interfaces,

(b) communications resources and internet client connections,

(c) management of information technology service connections, security and connectivity maintenance,

(d) management of outside hardware and software vendor maintenance,

(e) planning and evaluation of new technology,

(f) design, management and integration of web sites,

(g) access to document copying and scanning interfaces,

(h) development and production of printed materials for external marketing purposes.

4. Assist the Professional Companies in administering their relationships with Clinical Professionals, including consulting with the Professional Companies as to performance standards, reviewing and proposing changes to the Professional Companies’ standard employment and independent contractor agreements, participating in deliberations as to appropriate Clinical Professional Staffing Levels, reviewing staffing and coverage schedules, and, in consultation with the Professional Companies, recruiting additional Clinical Professionals. Recommend Clinical Professional compensation models and consult with the Professional Companies in determining Clinical Professional base and incentive compensation; provided, however, that all Clinical Professional compensation decisions shall be solely the responsibility of Professional Companies.

5. Supervise the Professional Companies’ continuous efforts to create, update, maintain and store all files and records relating to the operation of the Professional Companies, including accounting, billing, patient medical records and collection records.

6. Purchase, for the account of the Professional Companies, all support services reasonably required for the day-to-day operation of the Professional Companies (including all utilities, laundry, janitorial and cleaning, security, printing, postage, copying, telephone and internet services) and all supplies that are reasonably necessary for the day-to-day operation of the Professional Companies.

7. Manage equipment installation, testing and maintenance for the Professional Companies.

8. Provide additionalfinancial management, human resource-related, billing and collection-related and information technology-related services at Professional Companies’ reasonable request and if necessary or appropriate for the proper management and administration of the Professional Companies.

EXHIBIT B

SUBCONTRACT FEES

1.	In consideration of the Service Company’s use of the Subcontractor’s assets, systems and infrastructure and the Subcontract Services provided by the Subcontractor, the Service Company agrees to pay the Subcontractor a monthly subcontract service fee (the “Subcontract Fee”) equal to $22,500.

2.	The Subcontract Fees shall be payable monthly no later than the 15th day of the month following the month for which it is due.

3.	Within six (6) months of the Effective Date, a third-party valuation will be performed to substantiate the fair market valuation of the Subcontract Fee. At that time, the Subcontract Fee will be revised as necessary for consistency with fair market value. Also at that time, the Parties will reconcile prior payments under the Agreement so that the sum of all payments under the Agreement reflects the fair market value of the Subcontract Services.

4.	The Parties recognize that the Subcontract Services may change in size and scope over the Term of this Agreement, which may cause the Subcontract Fee to no longer reflect the fair market value of the Subcontract Services provided pursuant to this Agreement; accordingly, commencing on the six (6) month anniversary of the Effective Date and continuing on each six (6) month anniversary thereafter, the Subcontract Fee may be adjusted by the Parties to take into account any changes to the scope or amount of services provided by the Subcontractor then in effect as well as any changes that the Parties anticipate will be in effect during such six (6) month period, in order to ensure that the Subcontract Fee reflects the fair market value of the Subcontract Services. The Parties shall begin good faith negotiations on an adjustment to the Subcontract Fee not less than 90 days prior to the anniversary date of each six (6) month period. At the time such new adjusted Subcontract Fee is finalized by the Parties, such new Subcontract Fee shall be adjusted retroactively to the appropriate anniversary or date of any applicable material change, with an adjustment as needed for the interim increase, with any aggregate amount due as a result of such adjustment to be paid by the Service Company.

EXHIBIT C

BUSINESS ASSOCIATE PROVISIONS

I.	GENERAL PROVISIONS

Section 1.1. Status of the Parties. The parties acknowledge and agree that the Service Company is a Business Associate of one or more Covered Entities that contract with the Service Company (each, a “Covered Entity”) and Subcontractor is a subcontractor of the Service Company and is a Business Associate when Subcontractor creates, receives, maintains, transmits, uses or discloses Protected Health Information on behalf of the Service Company or a Covered Entity.

Section 1.2. Defined Terms. Capitalized terms used in this Agreement (including this Addendum) without definition shall have the respective meanings assigned to such terms by the Administrative Simplification section of the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act and their implementing regulations as amended from time to time (collectively, “HIPAA”).

Section 1.3. Effect. The provisions of this Addendum shall control with respect to Protected Health Information that Subcontractor receives from or on behalf of the Service Company or the Covered Entities, and the terms and provisions of this Addendum shall supersede any conflicting or inconsistent terms and provisions of this Agreement, including all exhibits or other attachments thereto and all documents incorporated therein by reference, to the extent of such conflict or inconsistency. This Addendum shall not modify or supersede any other provision of the Agreement.

Section 1.4. No Third Party Beneficiaries. The parties have not created and do not intend to create by this Agreement any third party rights, including, but not limited to, third party rights for Covered Entities’ patients.

Section 1.5. HIPAA Amendments. The parties acknowledge and agree that the Health Information Technology for Economic and Clinical Health Act and its implementing regulations impose requirements with respect to privacy, security and breach notification applicable to Business Associates (collectively, the “HITECH BA Provisions”). The HITECH BA Provisions and any other future amendments to HIPAA affecting Business Associate Contracts are hereby incorporated by reference into this Agreement as if set forth in this Agreement in their entirety, effective on the later of the effective date of this Agreement or such subsequent date as may be specified by HIPAA.

Section 1.6. Regulatory References. A reference in this Agreement to a section in HIPAA means the section as it may be amended from time-to-time.

Section 1.7. Independent Contractor Status. The parties acknowledge and agree that Subcontractor is at all times acting as an independent contractor of the Service Company and not as an agent or employee of the Service Company under this Agreement.

II.	OBLIGATIONS OF SUBCONTRACTOR

Section 2.1. Use and Disclosure of PHI. Subcontractor may use and disclose PHI as permitted or required under this Agreement or as Required by Law, but shall not otherwise use or disclose any PHI. Subcontractor shall not use or disclose PHI in any manner that would constitute a violation of HIPAA if so used or disclosed by the Service Company or the Covered Entities (except as set forth in Sections 2.1(a), (b) and (c) of this Agreement). To the extent Subcontractor carries out any of Business Associate’s or the Covered Entities’ obligations under the HIPAA privacy standards, Subcontractor shall comply with the requirements of the HIPAA privacy standards that apply to the Service Company or the Covered Entities (as applicable) in the performance of such obligations. Without limiting the generality of the foregoing, Subcontractor is permitted to use or disclose PHI as set forth below:

(a) Subcontractor may use PHI internally for Subcontractor’s proper management and administrative services or to carry out its legal responsibilities;

(b) Subcontractor may disclose PHI to a third party for the Subcontractor’s proper management and administration, provided that the disclosure is Required by Law or Subcontractor obtains reasonable assurances from the third party to whom the PHI is to be disclosed that the third party will (1) protect the confidentiality of the PHI, (2) only use or further disclose the PHI as Required by Law or for the purpose for which it was disclosed to the third party and (3) notify the Service Company of any instances of which the third party is aware in which the confidentiality of the PHI has been breached;

(c) Subcontractor may use PHI to provide Data Aggregation services relating to the Health Care Operations of the Service Company or the Covered Entities if required or permitted under this Agreement;

(d) Subcontractor may use PHI to create de-identified health information in accordance with the HIPAA de-identification requirements. Subcontractor may disclose de-identified health information for any purpose permitted by law; and

(e) Subcontractor may use PHI about an Individual to request the Individual’s authorization to use or disclose PHI.

Section 2.2. Safeguards. Subcontractor shall use appropriate safeguards to prevent the use or disclosure of PHI other than as permitted or required by this Agreement. In addition, the Subcontractor shall implement Administrative Safeguards, Physical Safeguards and Technical Safeguards that reasonably and appropriately protect the Confidentiality, Integrity and Availability of PHI transmitted or maintained in Electronic Media (“Electronic PHI”) that Subcontractor creates, receives, maintains or transmits on behalf of the Service Company or the Covered Entities. Subcontractor shall comply with the HIPAA Security Rule with respect to Electronic PHI.

Section 2.3. Minimum Necessary Standard. To the extent required by the “minimum necessary” requirements of HIPAA, Subcontractor shall only request, use and disclose the minimum amount of PHI necessary to accomplish the purpose of the request, use or disclosure.

Section 2.4. Mitigation. Subcontractor shall take reasonable steps to mitigate, to the extent practicable, any harmful effect (that is known to Subcontractor) of a use or disclosure of PHI by Subcontractor in violation of this Agreement.

Section 2.5. Subcontractors. Subcontractor shall enter into a written agreement meeting the requirements of 45 C.F.R. §§ 164.504(e) and 164.314(a)(2) with each Subcontractor (including, without limitation, a Subcontractor that is an agent under applicable law) that creates, receives, maintains or transmits PHI on behalf of Subcontractor. Subcontractor shall ensure that the written agreement with each Subcontractor obligates the Subcontractor to comply with restrictions and conditions that are at least as restrictive as the restrictions and conditions that apply to Subcontractor under this Agreement.

Section 2.6. Reporting Requirements.

(a) If Subcontractor becomes aware of a use or disclosure of PHI in violation of this Agreement by Subcontractor or a third party to which Subcontractor disclosed PHI, Subcontractor shall report the use or disclosure to the Service Company without unreasonable delay.

(b) Subcontractor shall report any Security Incident involving Electronic PHI that is not an Unsuccessful Security Incident (as defined below) of which Subcontractor becomes aware without unreasonable delay. Subcontractor hereby notifies the Service Company of pings and other broadcast attacks on a firewall, denial of service attacks, port scans, unsuccessful login attempts, interception of encrypted information where the encryption key is not compromised, and other Unsuccessful Security Incidents. Subcontractor will provide additional information about Unsuccessful Security Incidents on a reasonable basis, orally or in writing, if requested by Company. If the HIPAA security regulations are amended to remove the requirement to report Unsuccessful Security Incidents, the requirement hereunder to report Unsuccessful Security Incidents will no longer apply as of the effective date of the amendment. “Unsuccessful Security Incident” means a Security Incident that does not involve unauthorized access, use, disclosure, modification or destruction of Electronic PHI or interference with an Information System in a manner that poses a material threat to the Confidentiality, Integrity, or Availability of the Electronic PHI.

(c) Subcontractor shall, following the discovery of a Breach of PHI, notify the Service Company of the Breach in accordance with 45 C.F.R. § 164.410 without unreasonable delay and in no case later than 60 days after discovery of the Breach.

Section 2.7. Access to PHI. Within 15 business days of a request by the Service Company for access to PHI about an Individual contained in any Designated Record Set maintained by Subcontractor, Subcontractor shall make available to the Service Company such PHI for so long as Subcontractor maintains such information in the Designated Record Set. If Subcontractor receives a request for access to PHI directly from an Individual, Subcontractor shall forward such request to the Service Company within ten business days. The Service Company shall have the sole responsibility to make decisions regarding whether to approve a request for access to PHI.

Section 2.8. Availability of PHI for Amendment. Within 15 business days of receipt of a request from the Service Company for the amendment of an Individual’s PHI contained in any Designated Record Set maintained by Subcontractor, Subcontractor shall provide such information to the Service Company for amendment and incorporate any such amendments in the PHI (for so long as Subcontractor maintains such information in the Designated Record Set) as required by 45 C.F.R. §164.526. If Subcontractor receives a request for amendment to PHI directly from an Individual, Subcontractor shall forward such request to the Service Company within 10 business days. The Service Company shall have the sole responsibility to make decisions regarding whether to approve a request for an amendment to PHI.

Section 2.9. Accounting of Disclosures. Within 15 business days of notice by the Service Company to Subcontractor that it has received a request for an accounting of disclosures of PHI (other than disclosures to which an exception to the accounting requirement applies), Subcontractor shall make available to the Service Company such information as is in Subcontractor’s possession and is required for the Service Company and Covered Entity to make the accounting required by 45 C.F.R. §164.528. If Subcontractor receives a request for an accounting directly from an Individual, Subcontractor shall forward such request to the Service Company within ten business days. The Service Company shall have the sole responsibility to provide an accounting of disclosures to Covered Entity and the Individual.

Section 2.10. Availability of Books and Records. Subcontractor shall make its internal practices, books and records relating to the use and disclosure of PHI received from, or created or received by Subcontractor on behalf of, the Service Company or the Covered Entities available to the Service Company and/or the Secretary for purposes of determining the Service Company’s compliance with HIPAA.

III.	Obligations of THE Service COMPANY

Section 3.1. Permissible Requests. The Service Company shall not request Subcontractor to use or disclose PHI in any manner that would not be permissible under HIPAA if done directly by the Service Company (except as provided in Sections 2.1(a), (b) and (c) of this Agreement).

Section 3.2. Minimum Necessary PHI. When the Service Company discloses PHI to Subcontractor, the Service Company shall provide the minimum amount of PHI necessary for the accomplishment of Subcontractor’s purpose.

Section 3.3. Permissions; Restrictions. The Service Company warrants that it has obtained and will obtain any consents, authorizations and/or other legal permissions required under HIPAA and other applicable law for the disclosure of PHI to Subcontractor. The Service Company shall notify Subcontractor of any changes in, or revocation of, the permission by an Individual to use or disclose his or her PHI, to the extent that such changes may affect Subcontractor’s use or disclosure of PHI. The Service Company shall not agree to any restriction on the use or disclosure of PHI under 45 C.F.R. § 164.522 that restricts Subcontractor’s use or disclosure of PHI under this Agreement unless such restriction is Required By Law or Subcontractor grants its written consent, which consent shall not be unreasonably withheld.

Section 3.4. Notice of Privacy Practices. The Service Company shall notify Subcontractor of any limitation in a Covered Entity’s notice of privacy practices that may have the effect of limiting Subcontractor’s use or disclosure of PHI under this Agreement.

IV.	TERM AND TERMINATION

Section 4.1. Termination Upon Breach of this Agreement. Any other provision of this Agreement notwithstanding, either party (the “Non-Breaching Party”) may terminate this Agreement upon 30 days advance written notice to the other party (the “Breaching Party”) in the event that the Breaching Party materially breaches this Agreement in any material respect and such breach is not cured to the reasonable satisfaction of the Non-Breaching Party within such 30-day period.

Section 4.2. Return or Destruction of PHI upon Termination. Upon expiration or earlier termination of this Agreement, Subcontractor shall either return or destroy all PHI received from or on behalf of the Service Company or the Covered Entities or created by Subcontractor on behalf of the Service Company or the Covered Entities that Subcontractor still maintains in any form. Notwithstanding the foregoing, to the extent that Subcontractor determines that it is not feasible to return or destroy such PHI, the terms and provisions of this Agreement shall survive termination and such PHI shall be used or disclosed solely for such purpose or purposes which prevented the return or destruction of such PHI.